CREDIT AND WAREHOUSE AGREEMENT

CREDIT AND WAREHOUSE AGREEMENT (together with each Schedule (hereinafter individually and collectively referred to as, the "Schedule") attached hereto from time to time, as such agreement may be waived, amended, modified or supplemented from time to time, this "Agreement"), dated as of June 9, 2005 among Merrill Lynch Capital Corp. ("Merrill Lynch"), MCG Commercial Loan Trust 2005-2 (the "Issuer") and MCG Capital Corporation (the "Collateral Manager"). The obligations of Merrill Lynch hereunder shall be subject to the provisions of Section 24 hereof.

RECITALS

WHEREAS, the Issuer, which has been established as a bankruptcy remote entity with limited purposes, intends to use funds advanced to it hereunder by Merrill Lynch from time to time to purchase interests (the "Assigned Loan Interests" or "Assigned Interests") in certain Loans identified in Item 1 of the Schedule pursuant to agreements described in Item 2 of the Schedule (each an "Assignment Agreement" and collectively, the "Assignment Agreements") under which the Issuer will from time to time acquire the rights described in Item 3 of the Schedule;

WHEREAS, the Issuer intends to pledge the Assigned Interests to Wells Fargo Bank, National Association, as trustee (the "Trustee"), under an indenture (the "Indenture"), to be entered into between the Issuer and the Trustee, as security for certain secured notes (the "Notes") to be issued under the Indenture; and

WHEREAS, in order to provide funds to the Issuer in an amount not to exceed, in the aggregate, the Facility Amount to enable it to purchase the Assigned Interests, the Issuer desires to grant to Merrill Lynch, and Merrill Lynch desires to take from the Issuer, (a) collateral interests (each a "Participation", and collectively, the "Participations") consisting of a first priority perfected security interest in all of the right, title and interest of the Issuer in and to all cash, securities or other property in connection with the Assigned Interests (collectively, "Distributions"), including without limitation Distributions in respect of principal, interest, fees, costs and expenses, and (b) options (each a "Call Option", and collectively, the "Call Options") to cancel such Participations and require the Issuer to transfer and assign the Assigned Interests to Merrill Lynch in consideration for such cancellation.

In consideration of the premises herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

    Participation, Call Option; Hedge Agreements.

      Effective upon (i) the delivery by each of the Issuer (or the Collateral Manager on behalf of the Issuer) and Merrill Lynch to the other of duly completed and initialed counterparts of a Schedule (which Schedule shall form a part of this Agreement, all the terms and provisions of which shall remain in full force and effect), and (ii) payment of the purchase price listed as Item 4 of such Schedule (the "Purchase Price") funded with the proceeds of an advance by Merrill Lynch hereunder and relating to a particular Assigned Interest and the related Participation (the date of such payment, as set out in Item 5 of such Schedule, being the "Payment Date") as of the date set out in Item 6 of the Schedule relating to such Assigned Interest and the related Participation (the "Effective Date"), the Issuer hereby grants to Merrill Lynch, and Merrill Lynch hereby takes from the Issuer, the related Participation and the related Call Option; provided that the aggregate of the Purchase Prices of the Assigned Interests at any one time subject to Participations hereunder may not exceed the Available Facility Amount; provided, further, that with respect to any Assigned Interest (and the related Participation) with respect to Loans which constitute Unsecured Loans, Merrill Lynch shall only be obligated to advance 50% of the Purchase Price of such Assigned Interest (and the remainder of the Purchase Price shall be deemed to be a capital contribution to the Issuer by the Collateral Manager (which, for the avoidance of doubt, shall not include the Deposits)).

      Notwithstanding anything herein to the contrary, Merrill Lynch may, in its sole discretion (or, with respect to any Assigned Interest in Loans that are Senior Secured Loans, in its reasonable discretion), refuse to make an advance in respect of any Assigned Interest and acquire the related Participation and related Call Option, including, without limitation, by reason of any of the following conditions failing to be satisfied (after giving effect to any such acquisition):

        (x) at any time that a Collateral Event or Collateral Manager Event has occurred and is continuing, Merrill Lynch is satisfied in its sole discretion that the related Assigned Interest satisfies the Eligibility Criteria and any other applicable criteria established by any of the Rating Agencies and (y) at all other times, the Collateral Manager is satisfied in its sole discretion that the related Assigned Interest satisfies the Eligibility Criteria and any other applicable criteria established by any of the Rating Agencies; and

        with respect to Assigned Interests in Loans that do not bear interest at floating rates (such loans, "Fixed Rate Loans"), at any time a Collateral Event or a Collateral Manager Event has occurred and is continuing, Merrill Lynch is satisfied in its sole discretion that the risk of depreciation in market value of such Assigned Interest by reason of an increase in interest rates is hedged pursuant to one or more interest rate protection arrangements entered into by Merrill Lynch that are satisfactory in form and substance to Merrill Lynch acting in its sole discretion exercised in good faith and made on an arm's-length basis and at the prevailing market price (each a "Pre-Pricing Hedge"); provided, however, that Merrill Lynch shall give the Collateral Manager prompt notice that it has entered into any such Pre-Pricing Hedge.

      Merrill Lynch shall use commercially reasonable efforts to make a determination within five Business Days as to whether it will advance in respect of any Assigned Interest and acquire the related Participation and related Call Option, and, in the event that Merrill Lynch determines to make such an advance, shall make such an advance as soon as reasonably practicable thereafter.

      In addition, notwithstanding anything herein to the contrary, Merrill Lynch shall not be required to make an advance in respect of any Assigned Interest or acquire any Participations or Call Options if the documents and agreements listed in Annex I hereto, each in form and substance reasonably satisfactory to Merrill Lynch, have not been duly executed and delivered by the respective parties thereto.

      On or about the Pricing Date or on any other date as determined by Merrill Lynch in its sole discretion (the "Portfolio Hedge Price Date"), Merrill Lynch shall terminate all Pre-Pricing Hedges (if any) entered into by it in respect of the Participations. On the Portfolio Hedge Price Date, the Collateral Manager shall, in consultation with Merrill Lynch, arrange for the entry into an interest rate hedging agreement for the account of the Issuer with respect to the portfolio of Assigned Interests expected to be held by the Issuer on the Closing Date (the "Portfolio Hedge" and, together with the Pre-Pricing Hedges, the "Hedge Agreements").

      The Issuer may (solely from the cash proceeds of capital contributions), with three Business Day prior written notice to Merrill Lynch, from time to time make an advance to Merrill Lynch of all or a portion of the amounts owed by the Issuer to Merrill Lynch (each a "Prepayment"); provided, that, the Issuer shall be under no obligation under this Agreement to make any Prepayments to Merrill Lynch. Merrill Lynch shall refund to the Issuer all or any portion of the aggregate amount of all Prepayments previously received by Merrill Lynch and not refunded to the Issuer provided that (i) the Issuer shall have given Merrill Lynch not less than five Business Days' prior written notice of the Issuer's request that Merrill Lynch make such refund, (ii) Merrill Lynch is satisfied in its sole discretion (or, with respect to any Assigned Interest in Loans that are Senior Secured Loans, in its reasonable discretion) that on the date of such requested refund each Assigned Interest satisfies the Eligibility Criteria and any other applicable criteria established by any of the Rating Agencies, (iii) Merrill Lynch is satisfied in its sole discretion there has not been a material adverse change with respect to any Assigned Interest or a material adverse change in the assets, business, operations or financial condition of any obligor or issuer of an Assigned Interest, (iv) after giving effect to such refund, an amount equal to the Required Deposit Amount is maintained in the Collateral Account, and (v) on the date of such refund, no Collateral Event or Collateral Manager Event has occurred and is continuing or would result from such refund. Each Prepayment and refund shall reduce or increase, as applicable, on a pro rata basis (but not below zero) the Adjusted Purchase Price of each Participation.

    Administrative Fee.

    Merrill Lynch shall pay to the Issuer certain administrative fees in amounts to be agreed between the parties from time to time ("Administrative Fees") to compensate the Issuer for all of the Issuer's expenses associated with administering the Issuer's obligations with respect to the Assigned Interests and Participations, and the corresponding obligations under this Agreement consisting of agent bank fees and reasonable out-of-pocket legal fees and expenses associated with receipt and disbursement of payments and enforcement of the Issuer's rights with respect to the Underlying Instruments, the Assignment Agreements, and the agreements under which the Assigned Interests are purchased by the Issuer (collectively, the "Related Agreements"); provided, however, that the Issuer or the Collateral Manager on behalf of the Issuer shall obtain Merrill Lynch's prior written approval for any expense, other than agent bank fees, in excess of U.S. $2,500. The Administrative Fees shall be payable upon the issuance of an invoice by the Issuer to Merrill Lynch. For the avoidance of doubt, upon issuance of the Notes, all Administrative Fees previously paid by Merrill Lynch to the Issuer will be refunded by the Issuer to Merrill Lynch as expenses of the issuance of the Notes to be borne by the Issuer as contemplated in the definition of Financing Cost.

    Payments on Account of the Assigned Rights.

      Upon receipt by the Issuer of any Distribution, the Issuer shall hold such Distribution for the benefit of Merrill Lynch, and shall promptly (but in no event later than (i) in the case of a Distribution consisting of principal of a Loan, five Business Days and (ii) in the case of all other Distributions, two Business Days, in each case after receipt of immediately available funds or after funds become available for distribution after deposit of a check, draft or other instrument), pay such amount in immediately available funds to the Escrow Account, or, if all or any part of a Distribution is in the form of securities, deliver such property in accordance with Section 3(b), to Merrill Lynch, in the form in which it was received by the Issuer, with endorsements where necessary.

      If any Distribution consists in whole or in part of securities, the Issuer shall, upon receipt of any such securities, hold them for the benefit of Merrill Lynch and cooperate with Merrill Lynch to cause the beneficial and record ownership of such securities to be transferred to Merrill Lynch or its nominee as soon as practicable. The Issuer's obligation under the preceding sentence and, insofar as it relates to the distribution of securities, Section 3(a), is conditioned on Merrill Lynch executing all agreements, instruments and documents and taking all other actions required to effect such transfer. At all times before such securities shall have been transferred to Merrill Lynch, including if the Issuer is prohibited by any law, rule, order or agreement from transferring any securities to Merrill Lynch as contemplated in this Section 3(b), the Issuer shall continue to hold such securities as agent for Merrill Lynch, and shall exercise any rights in such securities only as directed in writing by Merrill Lynch.

      Subject to Section 7(g) and Section 12, if the Issuer makes any payment or distribution to Merrill Lynch pursuant to the foregoing Section 3(a) or Section 3(b) and the Issuer is required to return to any Person all or any portion of such payment or distribution, Merrill Lynch shall, upon the written request of the Issuer made within two years after the Termination Date, return to the Issuer such payment or distribution required to be so returned or paid and interest thereon at such rate, if any, as the Issuer is required to pay thereon.

      On each Monthly Settlement Date, the Collateral Manager and Merrill Lynch agree to cause the Escrow Agent to make the following payments in the order of priority set forth below:

        to Merrill Lynch, from the Aggregate Distribution, the Total Financing Cost as of such date;

        on any Monthly Settlement Date, all Distributions constituting principal of the Loans then on deposit in the Escrow Account shall be distributed to Merrill Lynch; provided, that in the event that a Prepayment has been made by the Issuer pursuant to Section 1(d) hereof that has not been refunded in full and for so long as no Collateral Event or Collateral Manager Event has occurred and is continuing, the Merrill Lynch Percentage of all Distributions constituting principal of the Loans then on deposit in the Escrow Account shall be distributed to Merrill Lynch and the remainder of such Distributions shall be distributed to the Collateral Manager; and

        (x) on any Monthly Settlement Date on which a Collateral Event or a Collateral Manager Event has occurred and is continuing and any amount is due and payable to Merrill Lynch under this Agreement, no distributions shall be made to the Collateral Manager pursuant to this subsection 3(d)(iii) and such amounts shall remain on deposit in the Escrow Account, and (y) on any other Monthly Settlement Date, the remainder of the Aggregate Distribution after giving effect to the disbursement in subsection 3(d)(i) above shall be distributed to the Collateral Manager.

    Delivery of Documents and Information.

    Subject to the confidentiality or related provisions of the respective Related Agreements, the Issuer or the Collateral Manager on its behalf shall promptly furnish and convey to the Escrow Agent (and, upon request, to Merrill Lynch) copies of any material information or documents received by the Issuer from time to time with respect to or in connection with the Assigned Interests promptly after its receipt thereof. The Issuer or the Collateral Manager on its behalf shall request from the obligor or issuer of an Assigned Interest, and, subject to the confidentiality or related provisions of the respective Related Agreements, shall furnish to Merrill Lynch, such information concerning the business, affairs or condition (financial or otherwise) of such obligor or issuer as Merrill Lynch may reasonably request. The Collateral Manager on behalf of the Issuer shall deliver to Merrill Lynch all Related Agreements relating to each Assigned Interest then held by the Collateral Manager, and the Collateral Manager shall from time to time request from each obligor (or the applicable agent bank) or issuer all Related Agreements relating to each Assigned Interest (in each case, as reasonably specified by Merrill Lynch in writing at the time Merrill Lynch acquired a Participation in such Assigned Interest) not then held by the Collateral Manager. Merrill Lynch agrees, to the extent necessary to receive any Related Agreements or information relating to an Assigned Interest, to comply with the confidentiality provisions of such relevant Related Agreements or applicable to such information to which the Issuer or the Collateral Manager are subject. Nothing herein shall preclude Merrill Lynch from exercising such rights as it may have under such Related Agreements to obtain any such information.

    Acts and Decision.

      At any time a Collateral Event or a Collateral Manager Event has occurred and is continuing, except as prohibited by the Related Agreements, each of the Issuer and the Collateral Manager shall act or refrain from acting with respect to any request, act, decision, amendment or vote (each an "Act") in connection with the Assigned Interests that are "private" (determined as described below) only as directed in writing by Merrill Lynch, and neither the Issuer nor the Collateral Manager shall have liability to Merrill Lynch in connection with any Act taken by it in accordance with any such direction. At any time a Collateral Event or a Collateral Manager Event has occurred and is continuing, each of the Issuer and the Collateral Manager shall act or refrain from acting with respect to any Act in connection with the Assigned Interests that are "public" (determined as described below) using its best judgment. In addition, neither the Issuer nor the Collateral Manager shall have liability to Merrill Lynch for refraining from acting generally or refraining from acting with respect to an Act in connection with Assigned Interests that are "private" if Merrill Lynch has not provided direction with respect to such Act. For purposes of this Section 5, Merrill Lynch in its sole discretion shall determine whether an Assigned Interest is "public" or "private", which determination will be conveyed by Merrill Lynch to the Collateral Manager in writing; provided, that if Merrill Lynch fails to make such determination within 5 Business Days of an Assigned Interest becoming an Assigned Interest, such Assigned Interest shall be deemed to be "public".

      For purposes of this Section 5, at any time that no Collateral Event or Collateral Manager Event has occurred and is continuing, the Collateral Manager shall, with prompt written notice to Merrill Lynch (in the case of any material Act), act or refrain from acting with respect to any Act in connection with the Assigned Interests using its best judgment.

    Administration of this Agreement.

      Subject to Section 8, Section 10 and Section 25 hereof, notwithstanding any other term of this Agreement, the Issuer and the Collateral Manager shall have no liability in connection with the administration of the Assigned Interests or the Participations other than for its own gross negligence, bad faith or willful misconduct.

      The parties hereto intend and agree that Merrill Lynch shall not assume liability or become liable for any obligation under or in connection with the Related Agreements other than as expressly provided for herein.

      The Issuer covenants and agrees that it shall not sell, grant, convey, encumber or transfer participation or sub-participation interests in, or otherwise transfer, in whole or in part, any of its right, title and interest in the Assigned Interests except pursuant to Section 7.

      Each of the parties hereto acknowledges that:

        the Issuer has granted to Merrill Lynch a participation interest in all of the Issuer's interests in the Assigned Interests except that the Issuer remains the legal holder of record of the Assigned Interests, and

        Merrill Lynch has not acquired hereunder direct rights against the borrower with respect to any Assigned Loan Interest or the seller of any Assigned Interest to the Issuer except in each case as otherwise provided in the respective Related Agreements.

      The Collateral Manager shall have the rights and obligations as set forth in Section 8 herein.

      Notwithstanding any other provision of this Agreement, with respect to each Participation:

        nothing contained herein shall grant to Merrill Lynch any rights which the respective Related Agreements require the Issuer to retain,

        this Agreement shall be deemed to incorporate any provisions required by any Related Agreement to be incorporated in order to transfer the related Participation hereunder, and this Agreement shall be deemed to omit any provision which any Related Agreement requires to be omitted in order to transfer the related Participation hereunder.

    Repurchase of Participation; Exercise of Call Option.

      If the Closing Date occurs, payments shall be made on such Closing Date as follows:

        the Issuer shall repurchase each Participation then outstanding from Merrill Lynch at a price equal to the Hedge Adjusted Purchase Price;

        the Aggregate Distribution shall be distributed in the order of priority set forth below:

        First, to Merrill Lynch up to an amount equal to the Total Financing Cost;

        Second, to Merrill Lynch up to an amount equal to the Net Loss, if any; and

        Third, to the Collateral Manager, the remainder of the Aggregate Distribution.

        (1) If the amount paid pursuant to clause Second of subsection 7(a)(ii) above was not sufficient to pay Merrill Lynch an amount equal to the Net Loss, the Deposits shall be paid to Merrill Lynch up to an amount necessary (together with the amounts paid pursuant to clause Second of subsection 7(a)(ii) above) to pay Merrill Lynch an amount equal to the Net Loss and (2) any portion of the Deposits remaining thereafter, unless applied by Merrill Lynch in accordance with Section 38(a)(ii) or Section 38(b), shall be paid to the Collateral Manager.

        The Net Gain, if any, shall be for the account of the Collateral Manager.

      Provided that, in the event that any Excess Deposits were included in the calculation of Net Loss pursuant to clause (b)(iii) of the definition of "Net Loss", such Excess Deposits shall be paid to Merrill Lynch. Provided further that, effective upon payment of the amounts set forth in this Section 7(a), all rights of Merrill Lynch in the Assigned Interests and all obligations of the Issuer or the Collateral Manager to Merrill Lynch, in each case as set forth in this Agreement, shall terminate except as otherwise specified in Section 21 hereof.

      If the Closing Date shall fail to occur prior to the Termination Date other than as a result of a Collateral Manager Event:

        Subject to clause (b)(ii) below, Merrill Lynch shall exercise the Call Option on a Business Day at least six Business Days (or, (x) if the Closing Date shall fail to occur prior to the Termination Date as a result of a Collateral Event, four Business Days or (y) if the Closing Date shall fail to occur prior to the Termination Date as a result of an event described in clause (e) of the definition of "Termination Date", promptly but in any event, two Business Day) after the Termination Date by a written notice to the Issuer that the Issuer deliver and transfer title to the Assigned Interests to Merrill Lynch, which delivery and transfer shall take place no more than twenty Business Days after the delivery of such notice by Merrill Lynch. All representations, warranties, covenants and agreements of the Issuer and Merrill Lynch under this Agreement shall apply mutatis mutandis to such Assigned Interests transferred to Merrill Lynch. Effective upon such delivery and transfer, all rights of the Issuer in the Assigned Interests and all obligations of the Issuer, the Collateral Manager and Merrill Lynch, in each case as set forth in this Agreement, shall terminate except as otherwise specified in Section 21 hereof;

        for a period of up to five Business Days (or, (x) if the Closing Date shall fail to occur prior to the Termination Date as a result of a Collateral Event, three Business Days or (y) if the Closing Date shall fail to occur prior to the Termination Date as a result of an event described in clause (e) of the definition of "Termination Date", promptly but in any event, one Business Day) after the Termination Date, the Collateral Manager may notify Merrill Lynch that it intends to purchase any such Participation at its Hedge Adjusted Purchase Price, which purchase shall take place no more than twenty Business Days after the delivery of such notice by the Collateral Manager, and Merrill Lynch may, in its sole discretion, sell, otherwise liquidate or retain for its own account (in the event that an Assigned Interest is retained by Merrill Lynch for its own account, the Market Value of such Assigned Interest shall be determined as set forth in clause (1)(b) of the definition of "Market Value") each Assigned Interest, which has not been identified in such notice and which remains subject to a Participation as of the sixth Business Day (or, (x) if the Closing Date shall fail to occur prior to the Termination Date as a result of a Collateral Event, fourth Business Day or (y) if the Closing Date shall fail to occur prior to the Termination Date as a result of an event described in clause (e) of the definition of "Termination Date", promptly but in any event, first Business Day) after the Termination Date;

        Merrill Lynch may, in its sole discretion, terminate any Pre-Pricing Hedge then outstanding, and Merrill Lynch may, in its sole discretion, terminate or instruct the Collateral Manager to cause the Issuer or other relevant Person to terminate any Portfolio Hedge then outstanding, and the Collateral Manager shall act in accordance with such instructions;

        the Aggregate Distribution shall be distributed in the order of priority set forth below:

        First, to Merrill Lynch up to an amount equal to the Total Financing Cost;

        Second, to Merrill Lynch up to an amount equal to the Net Loss, if any; and

        Third, to the Collateral Manager, the remainder of the Aggregate Distribution.

        (1) If the amount paid pursuant to clause Second of subsection 7(b)(iv) above was not sufficient to pay Merrill Lynch an amount equal to the Net Loss, the Deposits shall be paid to Merrill Lynch up to an amount necessary (together with the amounts paid pursuant to clause Second of subsection 7(b)(iv) above) to pay Merrill Lynch an amount equal to the Net Loss and (2) any portion of the Deposits remaining thereafter, unless applied by Merrill Lynch in accordance with Section 38(a)(ii) or Section 38(b), shall be paid to the Collateral Manager.

        The Net Gain, if any, shall be for the account of the Collateral Manager.

      Provided that, in the event that any Excess Deposits were included in the calculation of Net Loss pursuant to clause (b)(iii) of the definition of "Net Loss", such Excess Deposits shall be paid to Merrill Lynch. Provided further that, effective upon payment of the amounts set forth in this Section 7(b), all obligations of the Issuer or the Collateral Manager to Merrill Lynch, in each case as set forth in this Agreement, shall terminate except as otherwise specified in Section 21 hereof.

      If the Closing Date shall fail to occur prior to the Termination Date as a result of a Collateral Manager Event:

        Subject to clause (c)(ii) below, Merrill Lynch shall exercise the Call Option on a Business Day at least four Business Days after the Termination Date by a written notice to the Issuer that the Issuer deliver and transfer title to the Assigned Interests to Merrill Lynch or its nominee or designee, which delivery and transfer shall take place no more than twenty (or if the Closing Date shall fail to occur prior to the Termination Date as a result of a Collateral Manager Event described in clause (g) of the definition of "Collateral Manager Event", ten) Business Days after the delivery of such notice by Merrill Lynch. All representations, warranties, covenants and agreements of the Issuer and Merrill Lynch under this Agreement shall apply mutatis mutandis to such Assigned Interests transferred to Merrill Lynch or its nominee or designee. Effective upon such delivery and transfer, all rights of the Issuer in the Assigned Interests and all obligations of the Issuer and Merrill Lynch, in each case as set forth in this Agreement, shall terminate except as otherwise specified in Section 21 hereof;

        for a period of up to three Business Days after the Termination Date, the Collateral Manager may notify Merrill Lynch that it intends to purchase any such Participation at its Hedge Adjusted Purchase Price, which purchase shall take place no more than twenty (or if the Closing Date shall fail to occur prior to the Termination Date as a result of a Collateral Manager Event described in clause (g) of the definition of "Collateral Manager Event", ten) Business Days after the delivery of such notice by the Collateral Manager, and Merrill Lynch may, in its sole discretion, sell, otherwise liquidate or retain for its own account (in the event that an Assigned Interest is retained by Merrill Lynch for its own account, the Market Value of such Assigned Interest shall be determined as set forth in clause (1)(b) of the definition of "Market Value") each Assigned Interest which has not been identified in such notice and which remains subject to a Participation as of the fourth Business Day after the Termination Date;

        Merrill Lynch may, in its sole discretion, terminate any Pre-Pricing Hedge then outstanding, and Merrill Lynch may, in its sole discretion, terminate or instruct the Collateral Manager to cause the Issuer or other relevant Person to terminate any Portfolio Hedge then outstanding, and the Collateral Manager shall act in accordance with such instructions;

        the Aggregate Distribution shall be distributed in the order of priority set forth below:

        First, to Merrill Lynch up to an amount equal to the Total Financing Cost;

        Second, to Merrill Lynch up to an amount equal to the Net Loss, if any;

        Third, to Merrill Lynch in the amount provided in clause (v) below; and

        Fourth, to the Collateral Manager the remainder of the Aggregate Distribution.

        If the Closing Date shall fail to occur prior to the Termination Date as a result of a Collateral Manager Event described in clauses (a), (b), (c), (d)(i) or (e) of the definition of "Collateral Manager Event", the Breakage Fee shall be due and payable to Merrill Lynch.

        If the amount paid pursuant to clauses First, Second or Third of subsection 7(c)(iv) above was not sufficient to pay Merrill Lynch an amount equal to the amounts specified in such clauses, the Deposits shall be paid to Merrill Lynch up to an amount necessary (together with the amounts paid pursuant to paragraphs First, Second or Third of subsection 7(c)(iv) above) to pay Merrill Lynch the full amounts specified to be paid in paragraphs First, Second and Third and, after such application of the Deposits, the Collateral Manager shall pay to Merrill Lynch any shortfall remaining in the amounts payable under paragraphs First, Second and Third. Any Deposits remaining thereafter, subject to Section 38, shall be repaid to the Collateral Manager.

        The Net Gain, if any, shall be for the account of the Collateral Manager.

      Provided that, in the event that any Excess Deposits were included in the calculation of Net Loss pursuant to clause (b)(iii) of the definition of "Net Loss", such Excess Deposits shall be paid to Merrill Lynch. Provided further that, effective upon payment of the amounts set forth in this Section 7(c), all obligations of the Issuer or the Collateral Manager to Merrill Lynch, in each case as set forth in this Agreement, shall terminate except as otherwise specified in Section 21 hereof.

      If, at any time during the Carry Period, an Assigned Interest is or becomes a Credit Risk Obligation, an Ineligible Obligation or a Defaulted Obligation:

        Subject to clause (d)(ii) below, Merrill Lynch may, on any Business Day at least six Business Days after the applicable Assigned Interest is or becomes a Credit Risk Obligation, an Ineligible Obligation or a Defaulted Obligation (and, on the Closing Date, shall), exercise the Call Option with respect to the related Participation by a written notice to the Issuer, in which case the Issuer shall deliver and transfer title to the related Assigned Interest to Merrill Lynch or its nominee or designee, which delivery and transfer shall take place no more than twenty Business Days after the delivery of such notice by Merrill Lynch. All representations, warranties, covenants and agreements of the Issuer and Merrill Lynch under this Agreement shall apply mutatis mutandis to such Assigned Interest transferred to Merrill Lynch. Effective upon such delivery and transfer, all rights of the Issuer in such Assigned Interest and all obligations of the Issuer and Merrill Lynch with respect to such Assigned Interest, in each case as set forth in this Agreement, shall terminate except as otherwise specified in Section 21 hereof;

        For a period from and including the date an Assigned Interest is or becomes a Credit Risk Obligation, an Ineligible Obligation or a Defaulted Obligation to but excluding the earlier of (w) the fifth Business Day after the applicable Assigned Interest is or becomes a Credit Risk Obligation, an Ineligible Obligation or a Defaulted Obligation and (x) the date on which a Collateral Event has occurred and is continuing, the Collateral Manager may notify Merrill Lynch that it intends to purchase the Participation related to such Assigned Interest at its Hedge Adjusted Purchase Price, which purchase shall take place no more than twenty Business Days after the applicable Assigned Interest is or becomes a Credit Risk Obligation, an Ineligible Obligation or a Defaulted Obligation, and Merrill Lynch may, in its sole discretion, sell, otherwise liquidate or retain for its own account (in the event that such Assigned Interest is retained by Merrill Lynch for its own account, the Market Value of such Assigned Interest shall be determined as set forth in clause (1)(b) of the definition of "Market Value") such Assigned Interests which remain subject to a Participation as of the earlier of (y) the twenty first Business Day after the applicable Assigned Interest is or becomes a Credit Risk Obligation, an Ineligible Obligation or a Defaulted Obligation and (z) the date on which a Collateral Event as occurred and is continuing;

        Merrill Lynch may, in its sole discretion, terminate any related Pre-Pricing Hedge then outstanding, and Merrill Lynch may, in its sole discretion, instruct the Collateral Manager to cause the Issuer to modify any Portfolio Hedge then outstanding, and the Collateral Manager shall act in accordance with such instructions; and

        For the avoidance of doubt, Net Gain or Net Loss shall be apportioned as described in 7(a), 7(b) or 7(c), as applicable.

      The Collateral Manager (on behalf of the Issuer) may direct the sale of any Assigned Interest at any time during the Carry Period (but in no event later than ten Business Days prior to the Termination Date); provided that any such sale may be made only with the prior written consent of Merrill Lynch if as of the date of the proposed sale, a Collateral Event or a Collateral Manager Event has occurred and is continuing. The net proceeds from such sale shall be used by the Issuer to repurchase from Merrill Lynch the related Participation; provided, however, that for the avoidance of doubt, Net Gain or Net Loss shall be apportioned as described in 7(a), 7(b) or 7(c), as applicable.

      [Reserved].

      In the event that any payment made with respect to any Assigned Interest is required to be repaid or returned to any Underlying Obligor, or any other Person (including, without limitation, any bankruptcy trustee for any Underlying Obligor), in accordance with a sharing or similar clause in any Assigned Interest or as required by bankruptcy, insolvency or similar law (a "Repayment"), then (i) each payment obligation under this Agreement that preceded such repayment or return shall be recomputed by Merrill Lynch in good faith, as if such repaid or returned amount had not been paid, and Merrill Lynch shall promptly notify the parties to this Agreement of such recomputed amounts, and (ii) any additional amount required to be paid by Merrill Lynch, the Issuer or the Collateral Manager in light of such recomputation shall be paid to the other party within three Business Days after such other party's demand therefor. The obligations of the parties under this paragraph shall survive the Termination Date; provided that no party shall be liable hereunder with respect to a claim for a Repayment that is first made by an Underlying Obligor or other person more than two years after the Termination Date.

    Appointment and Services of the Collateral Manager; Standard of Care and Related Matters for the Collateral Manager.

      The Issuer hereby appoints the Collateral Manager to be the Issuer's collateral manager hereunder for so long as this Agreement is in effect. The Collateral Manager hereby accepts such appointment and agrees to perform its obligations hereunder for the benefit of the Issuer and Merrill Lynch, which hereby consents to the Collateral Manager's appointment. The services to be provided by the Collateral Manager hereunder shall consist of the following: (1) selecting, managing, monitoring and directing the investment and reinvestment of the Assigned Interests; (2) acting on behalf of the Issuer for all other purposes of this Agreement and the transactions contemplated hereby (including executing as the Issuer's attorney-in-fact any Schedule, amendment or other document or agreement relating to this Agreement and taking action on the Issuer's behalf in connection with the Assigned Interests); and (3) in general, to the extent that it is within the Collateral Manager's power so to do, causing the Issuer to comply with the Issuer's obligations hereunder. The compensation of the Collateral Manager for the services rendered hereunder shall consist solely of amounts to be paid to the Collateral Manager pursuant to Section 3(d)(iii), 7(a)(ii), 7(a)(iv), 7(b)(iv), 7(b)(vi), 7(c)(iv) and 7(c)(vi).

      In performing its obligations hereunder:

        the Collateral Manager shall perform its obligations hereunder in good faith. The Collateral Manager shall not propose the purchase of any Assigned Interest unless it believes such purchase would satisfy the Eligibility Criteria;

        the Collateral Manager shall comply in all material respects with all laws, rules and regulations applicable to it in connection with the performance of its duties hereunder and shall not take any action that would (1) cause the Issuer to violate its organizational documents, (2) cause the Issuer to violate any law, rule or regulation applicable to the Issuer except for such violations that individually and in the aggregate do not have a Material Adverse Effect, (3) require registration of the Issuer or the portfolio of Assigned Interests as an "investment company" under the Investment Company Act of 1940, as amended, (4) cause the Issuer to violate the terms hereof or of any of the documents listed in Annex II hereto, or (5) subject the Issuer to United States federal or state income taxation or cause the Issuer to be engaged in a trade or business in the United States for United States federal income tax purposes;

        the Collateral Manager may employ its Affiliates to render advice (including investment advice) and assistance to the Issuer and to perform any of the Collateral Manager's duties hereunder; provided, however, that the Collateral Manager shall not be relieved of any of its duties or liabilities hereunder regardless of the performance of any services by such Affiliates;

        the Collateral Manager shall not (1) unless Merrill Lynch consents, acquire or sell an Assigned Interest for the account of the Issuer directly from any account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment advisor or (2) sell directly any Assigned Interest for the account of the Issuer to any account or portfolio for which the Collateral Manager serves as investment advisor unless such purchase or sale is effected at the current market price for the Assigned Interest, as determined by the Collateral Manager pursuant to its valuation policy in accordance with the Investment Company Act of 1940, as amended; provided that the procedure set forth in this sentence shall in no way limit the Collateral Manager's obligations set forth elsewhere in this Agreement, including without limitation its obligation to obtain the best execution for all transactions;

        the Collateral Manager may utilize the services of a broker which is a parent, subsidiary, or Affiliate of the Collateral Manager provided such broker effects transactions on an arm's-length basis and provides competitive execution. The Collateral Manager may utilize the service of any independent brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution and such selection is made with reasonable care; and

        the Collateral Manager may aggregate sales and purchase orders of Assigned Interests for the account of the Issuer with similar orders being made concurrently for other accounts managed by the Collateral Manager or its investment adviser affiliates if in the Collateral Manager's reasonable judgment such aggregation will not be disadvantageous to the Issuer in any respect, taking into consideration advantageous selling or purchase price, brokerage commission and other expenses. When any aggregate sales or purchase orders occur, the objective of the Collateral Manager (and any of its Affiliates involved in such transactions) shall be to allocate the executions among the accounts in an equitable manner. The Collateral Manager agrees that any such aggregation of sales and purchases shall be effected consistent with all laws and regulations applicable to the Collateral Manager and with the standard procedures of the Collateral Manager.

    Security Interest; Cooperation

      The Collateral Manager on behalf of the Issuer shall instruct each administrative agent, trustee or other Person exercising similar authority with respect to an Assigned Interest (in such capacity, the "Administrative Agent") to (i) upon the request of Merrill Lynch at any time a Collateral Event or Collateral Manager Event has occurred and is continuing register the Issuer on its books and records as the legal owner and payee of such Assigned Interest, (ii) deliver any certificated security or instrument evidencing such Assigned Interest to the Escrow Agent pursuant to the Escrow Agreement and (iii) make all payments in respect of such Assigned Interest, to which Merrill Lynch is entitled hereunder, to the Escrow Account. Promptly (and in any event within two Business Days) after the Escrow Agent receives any certificated security or instrument evidencing any Assigned Interest, the Collateral Manager shall, to the extent applicable, deliver to the Escrow Agent an undated allonge, bond power, stock power or other applicable instrument of transfer duly executed in blank by the Collateral Manager on behalf of the Issuer.

      The Issuer hereby pledges to the Escrow Agent, as security for all present and future obligations of the Issuer to Merrill Lynch hereunder, and grants to the Escrow Agent a first priority continuing security interest in, lien on and right of set-off against all of the Issuer's assets, including the Issuer's right, title and interest in, to and under (i) the Assigned Interests, (ii) any and all accounts, general intangibles, chattel paper, goods, money, electronic chattel paper, instruments, deposit accounts, documents, letters of credit, letter-of-credit rights, investment property, and any and all other property of any type or nature, including, but not limited to, any such property evidencing, securing or constituting proceeds of the Assigned Interests, and (iii) any and all cash and non-cash proceeds of the foregoing, in each case, whether now owned or hereafter acquired, and whether now existing or hereafter coming into existence, and however such interest may appear (collectively, the "Collateral"). Such grant is made to the Escrow Agent to secure (i) the payment of all amounts due to Merrill Lynch hereunder and (ii) compliance by the Issuer with the provisions of this Agreement, all as provided in this Agreement. Such grant shall be effective on and after the date that Merrill Lynch has made an advance in respect of a Participation under this Agreement. This Agreement shall constitute a security agreement under the laws of the State of New York.

      Reserved.

      Upon the occurrence of any default by the Issuer or the Collateral Manager of any of their respective material obligations hereunder, which (x) in the case of a default resulting from the failure by the Issuer or the Collateral Manager to comply with any of their agreements or covenants hereunder (other than any such failure relating to or resulting from the Issuer or the Collateral Manager becoming the subject of an Insolvency Event), shall remain uncured for 10 Business Days after (i) the date on which any executive officer of the Collateral Manager obtains actual knowledge thereof or (ii) the date that written notice thereof is given to the Collateral Manager by Merrill Lynch, and such failure shall have a Material Adverse Effect, (y) in the case of a default resulting from the failure by the Issuer or the Collateral Manager to make any payment due hereunder (other than any such failure relating to or resulting from the Issuer or the Collateral Manager becoming the subject of an Insolvency Event), shall remain uncured for 3 Business Days, or (z) an Insolvency Event with respect to the Issuer or the Collateral Manager, Merrill Lynch shall have all rights and remedies of a secured party upon default under the laws of the State of New York (including, without limitation, Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time) and other applicable law to enforce the security interest and pledge contained herein. With respect to each Assigned Interest, such security interest and pledge will terminate automatically and without further action on the Closing Date upon payment to Merrill Lynch of all amounts owing to Merrill Lynch hereunder.

      Upon or prior to the execution of this Agreement, the Issuer shall file a UCC financing statement, in form and substance satisfactory to Merrill Lynch, naming the Issuer as debtor and the Escrow Agent as secured party in respect of "all assets of the debtor, whether now owned or hereafter acquired and wherever located". In addition, the Issuer shall prepare, file, record, make, execute and deliver all such other notices, instruments, statements (including any additional UCC financing statements) and other documents and perform such acts (if any) as Merrill Lynch may reasonably request from time to time to perfect, preserve or otherwise protect the security interest of the Escrow Agent granted hereunder. On the Closing Date and in connection with the purchase of any Participation by the Collateral Manager hereunder, Merrill Lynch shall undertake such action as is required to release the security interest granted herein and deliver a certificate to the Issuer and the Collateral Manager attesting to such release.

    In connection with the sale of any Assigned Interest pursuant hereto, each of the Issuer, the Collateral Manager and Merrill Lynch shall fully cooperate with each other to effect such sale, including executing any assignments or other instruments or documents reasonably required in connection therewith.

    Representations and Warranties.

      Each party represents and warrants to the other parties that:

        it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized;

        it has full power and authority and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby;

        the making and performance by it of this Agreement do not and will not violate any law or regulation of the jurisdiction under which it exists, any other law or regulation applicable to it, any other agreement to which it is a party or by which it is bound or to which any of its assets is subject, or any provision of its charter or by-laws except for such violations that individually and the aggregate do not have a Material Adverse Effect;

        this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditor's rights generally and by a court's discretion in relation to equitable remedies); and

        all approvals, authorizations or other actions by, or filings with, any governmental authority necessary for, the validity or enforceability of its obligations under this Agreement have been obtained.

      The Issuer further represents and warrants to Merrill Lynch that (which representations and warranties shall survive the execution of this Agreement and be deemed to be repeated on each date a Participation is delivered as if made at and as that date):

        except pursuant to this Agreement, it has not pledged, encumbered, assigned, transferred, participated, conveyed, disposed of, terminated or granted any security interest in, in whole or in part, any of its right, title and interest in and to the Assigned Interests and is not a party to any agreement (other than this Agreement) which would result in the foregoing; it is the sole legal and beneficial owner and holder of the rights comprising each Assigned Interest, Participation and each Call Option with good title thereto, free and clear of all liens, charges, encumbrances or other security interests as of the date of the Schedule relating to each such Assigned Interest, Participation and Call Option; and the aggregate principal amount owed by the respective obligor (the "Underlying Obligor") under or in respect of the respective Assigned Interests is not less than the amounts set forth in Item 3 of the related Schedule. The Issuer has no obligation under the Related Agreements to make additional loans or advances, or to provide any other financial accommodations under or in accordance with the Assigned Interests for which Merrill Lynch may be obligated hereunder;

        no litigation, arbitration or adversarial proceeding is pending against it or, to its actual knowledge, threatened against it, which will have a material adverse effect on any Assigned Interest, Participation or Call Option or any security interest pursuant to Section 9;

        Reserved.

        except as reflected in the Underlying Instruments or in accordance with the terms of Section 5, it has not, apart from lenders to the Underlying Obligor generally, given its consent to change, nor has it waived, any term or provision of any Related Agreement, including, without limitation, the amount or time of any payment of principal or the rate or time of any payment of interest;

        it has not engaged in any act, conduct or omission that will cause Merrill Lynch to receive less than its pro rata share of payments or distributions under or in connection with any Assigned Interest, or will cause such payments or distributions to be made to Merrill Lynch in a time or manner different from other similarly situated holders of beneficial interests in obligations of any Underlying Obligor;

        without in any way implying that any Participation or Option is a "security" within the meaning of applicable securities laws, no offer to sell or solicitation of any offer to buy any portion of any Participation or Option has been made by it in a manner that would violate, or require registration under, the applicable securities laws;

        it has completed and delivered to such parties as are necessary, such certificates, statements, United States Internal Revenue Service Forms or forms of other taxing authorities (each of the foregoing, a "Withholding Form"), as are required of it by the Related Agreements, the taxing authorities of the United States, the Cayman Islands or other jurisdictions if applicable, to establish that no Distribution shall be subject to withholding taxes imposed by the taxing authorities of the United States, the Cayman Islands or other jurisdictions if applicable;

        it is a sophisticated seller with respect to each Participation and Call Option and Merrill Lynch has not given any investment, legal or other advice or rendered any opinion as to whether the purchase of any Assigned Interest or the grant of any Participation or Call Option is prudent, and the Issuer is not relying on any representation or warranty by Merrill Lynch except as expressly set forth in this Agreement; and

        it has received, reviewed and relied upon such information as it deems adequate to make an informed decision regarding the purchase of each Assigned Interest and the grant of each Participation and Call Option.

    Covenants.

      From and after the date hereof, Merrill Lynch, the Collateral Manager and the Issuer each covenants and agrees to execute and deliver all such agreements, instruments and documents and to take all such further actions as the other party hereto may reasonably deem necessary from time to time to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

      From and after the date hereof, the Issuer further covenants to Merrill Lynch and agrees that:

        except as contemplated by this Agreement, it will not, without the prior written consent of Merrill Lynch, sell, assign, transfer, mortgage, pledge, grant a lien on or otherwise deal with or encumber any of its rights in or to the Assigned Interests and the Related Agreements or any other Distributions with respect thereto;

        it will execute, acknowledge and deliver all such instruments and take all such action as Merrill Lynch may from time to time reasonably request in order to ensure the first priority security interest in, to and under the Assigned Interests and the Related Agreements intended to be created by this Agreement;

        it will defend the title to the Assigned Interests and the Related Agreements and the security interest of Merrill Lynch thereto against the claim of any third parties and will take all action reasonably necessary to maintain and preserve the security interest of Merrill Lynch in the Assigned Interests and the Related Agreements so long as this Agreement shall remain in effect; and

        it shall not (1) engage in any business or activity other than the transactions expressly contemplated hereby and such other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith or (2) amend any of its constituent documents without the prior written consent of Merrill Lynch (which shall not be unreasonably withheld), other than in connection with the issuance of the Notes on the Closing Date.

    Indemnities.

      The Issuer hereby agrees to indemnify and hold Merrill Lynch and its agents, partners, affiliates and controlling persons, and each of their respective officers, directors, and employees (collectively, the "Merrill Indemnified Participants") harmless from and against any and all expenses (including without limitation reasonable attorneys' fees and disbursements), losses, claims, damages or liabilities (collectively, "Liabilities") which are incurred by the Merrill Indemnified Participants or any of them, caused by, or in any way resulting from or relating to, (i) the Issuer's failure to carry out any or all of its obligations under this Agreement or the breach of any of the representations, warranties, covenants or agreements of the Issuer set forth in this Agreement, including without limitation, in connection with the exercise of the Call Options or any assignment in connection with the exercise of the Call Options, or (ii) any obligations of Merrill Lynch to, in whole or in part, disgorge, or reimburse any party or entity for, payments received by Merrill Lynch and paid to the Issuer prior to the Effective Date in respect of the Assigned Interests (pursuant to Section 3(c) or otherwise) except to the extent that such Liabilities or expenses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the willful misconduct or willful misfeasance, gross negligence, bad faith, fraud or criminal conduct of such Merrill Lynch Indemnified Participants or from the reckless disregard of its, his or her obligations and duties under this Agreement.

      The Issuer hereby agrees to indemnify and hold the Collateral Manager and its agents, partners, affiliates and controlling persons, and each of their respective officers, directors, and employees (collectively, the "CM Indemnified Participants") harmless from and against any and all Liabilities which are incurred by the CM Indemnified Participants or any of them, caused by, or in any way resulting from or relating to, the Issuer's failure to carry out any or all of its obligations under this Agreement or the breach of any of the representations, warranties, covenants or agreements of the Issuer set forth in this Agreement, including without limitation, in connection with the exercise of the Call Options or any assignment in connection with the exercise of the Call Options, except to the extent that such Liabilities or expenses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence, bad faith or willful misconduct of such CM Indemnified Participants.

      The Collateral Manager hereby agrees to indemnify and hold the Merrill Indemnified Participants and the Issuer and its agents, partners, affiliates and controlling persons, and each of their respective officers, directors, and employees (collectively, the "Issuer Indemnified Participants" and, together with the Merrill Indemnified Participants, the "Indemnified Participants") harmless from and against any and all Liabilities which are incurred by the Indemnified Participants or any of them, including but not limited to reasonable attorneys' fees and expenses, caused by, or in any way resulting from or relating to (i) any breach by the Collateral Manager of any of its obligations hereunder and (ii) the failure of any of the representations or warranties of the Collateral Manager set forth herein to be true when made or when deemed made or repeated, except to the extent that such Liabilities or expenses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence, bad faith or willful misconduct of such Indemnified Participants.

    Withholding.

    The Issuer or the Collateral Manager on its behalf shall prepare and deliver such Withholding Forms as are required of it by the Related Agreements, the taxing authorities of the United States, the Cayman Islands or any other applicable jurisdiction, from time to time, to establish that no Distribution shall be subject to withholding taxes imposed by the taxing authorities of the United States, the Cayman Islands or any other applicable jurisdiction.

    Further Sale and Assignment.

    Subject to the terms of the Related Agreements, Merrill Lynch shall be entitled to freely sell, assign, transfer, convey and novate (each, a "Transfer") the Participations and Call Options or its rights under this Agreement (including without limitation under Section 10 hereof), or any part thereof or interest therein, by participation or otherwise without the consent of or notice to the Issuer; provided, that Merrill Lynch will not sell, assign, transfer, convey or novate the Participations and Call Options or its rights under this Agreement (including without limitation under Section 10 hereof), or any part thereof or interest therein, by participation or otherwise to Merrill Lynch Capital, unless the Collateral Manager shall have consented to such sale, assignment, transfer, conveyance or novation (which consent shall not be unreasonably withheld or delayed); provided, further, that, at any time that no Collateral Event or a Collateral Manager Event has occurred and is continuing, prior to any sale, assignment, transfer, conveyance or novation whereby Merrill Lynch transfers any voting rights with respect to a Participation or Option, the Collateral Manager shall have consented to such transfer (which consent shall not be unreasonably withheld or delayed). Unless Merrill Lynch obtains the written consent of the Collateral Manager (which consent shall not be unreasonably withheld or delayed), no Transfer shall relieve Merrill Lynch of its obligations under this Agreement or in connection with the Participations or Call Options.

    Payments Generally.

    If any party hereto (the "Breaching Party") fails to make any cash payment to the other at the time that it is required to do so under this Agreement (such date being the "Due Date"), the Breaching Party shall thereafter pay to the other party upon demand, interest on the amount of such payment for the period from and including the Due Date, to but excluding the date on which such payment is made in full, at a rate per annum (computed on the basis of the actual days elapsed) equal to the Federal Funds Rate as most recently reported in the Wall Street Journal (Eastern Edition) plus 1%.

    Notices and Wire Transfers.

    All wire transfers shall be made in accordance with the instructions indicated below and all notices and communications between the parties hereto shall be given or confirmed in writing, delivered to the address indicated below, and shall be effective when received.

    If to the Issuer: MCG Commercial Loan Trust 2005-2
    c/o Wilmington Trust Company
    1100 North Market Street
    Wilmington, DE 19890
    Telephone: (302) 651-8775/636-6119
    Facsimile: (302) 636-4148
    Attention: Jim Lawler
    Vice President - Regional Manager

    Copy to:
    MCG Capital Corporation
    1100 Wilson Boulevard, Suite 3000
    Arlington, VA 22209
    Telephone: (703) 247-7500
    Facsimile: (703) 247-7545
    Attention: General Counsel and
    Chief Financial Officer

    If to Merrill Lynch: Merrill Lynch Capital Corp.
    4 World Financial Center, 7th Floor
    New York, NY 10080
    Telephone: 212 449-0015
    Facsimile: 212 449-8920
    Attention: CDO Group

    Bankers Trust Company
    ABA: 021001033
    Acct: 00884096
    Bank Loan Account
    Acct: 00-884-256

    With a copy to: Merrill Lynch, Pierce, Fenner & Smith Incorporated
    7th Floor, North Tower
    4 World Financial Center
    New York, New York 10080

    If to the Collateral Manager: MCG Capital Corporation
    1100 Wilson Boulevard, Suite 3000
    Arlington, VA 22209
    Telephone: (703) 247-7500
    Facsimile: (703) 247-7545
    Attention: General Counsel and
    Chief Financial Officer

    Entire Agreement; Amendments, Assignments.

    This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations. This Agreement may not be amended, modified or supplemented, except by an instrument in writing executed by each of the parties hereto. Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by the Issuer or the Collateral Manager without the prior written consent of Merrill Lynch and the Collateral Manager. Any purported transfer that is not in compliance with this Section will be void. Except as contemplated by Section 20 hereof, no Person other than the parties hereto shall have any rights or obligations under this Agreement.

    No Relationship.

    Nothing contained in this Agreement shall establish any fiduciary, partnership, joint venture or similar relationship between or among the parties hereto. Merrill Lynch, the Collateral Manager and the Issuer agree and understand that in carrying out its duties under this Agreement, neither the Issuer nor the Collateral Manager will be acting as a trustee for Merrill Lynch.

    No Interest.

    Merrill Lynch, the Collateral Manager and the Issuer agree and understand that this Agreement is intended to create certain contractual rights as set forth herein and is not intended to create any beneficial interest in favor of Merrill Lynch in the Assigned Interests (whether Merrill Lynch's interest is being considered in the context of a bankruptcy, insolvency or similar proceeding in respect of the Issuer or otherwise) other than the security interest granted pursuant to Section 9.

    Successors and Assigns; Survival.

    The representations and warranties contained herein and the agreements set forth in Section 12 shall survive the execution of this Agreement. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

    Termination.

    The rights and obligations of the parties hereunder shall terminate on the Termination Date; provided, however, that the termination of this Agreement shall not affect (x) any party's obligation hereunder to pay or indemnify the other in respect of obligations arising on or before such termination or as set forth in Section 12 hereof and (y) the obligation of the Issuer to Merrill Lynch pursuant to Section 3 with respect to any Distribution received by the Issuer after such termination to the extent such Distribution or a portion of such Distribution accrued prior to the date of such termination except to the extent the accrued amount has been paid to Merrill Lynch on the date the Notes are issued or payment of such amount has otherwise been provided for to Merrill Lynch's reasonable satisfaction.

    Power of Attorney.

      The Collateral Manager is hereby appointed by the Issuer as the agent and attorney-in-fact of the Issuer to execute all Schedules in accordance with this Agreement and to take all necessary action as agent of the Issuer to carry out the obligations of the Issuer pursuant to this Agreement (provided that under no circumstances will the Collateral Manager be responsible as principal for any obligations of the Issuer hereunder). The Collateral Manager shall not be liable to the Issuer or Merrill Lynch for the acts or omissions of any other person or for anything done or omitted by the Collateral Manager under the terms of this Agreement if the Collateral Manager shall have acted in accordance with this Agreement and in good faith and shall have exercised reasonable care. Notwithstanding the foregoing, nothing herein shall in any way constitute a waiver or limitation of any rights which may not be waived pursuant to applicable law. This power of attorney, being coupled with an interest, is irrevocable until this Agreement has been terminated.

      Merrill Lynch is hereby appointed the attorney-in-fact of the Issuer for the purpose of taking any action and executing any instruments, in the name of or on behalf of the Issuer, which Merrill Lynch may reasonably deem necessary or advisable to accomplish the purposes of this Agreement (including with respect to the exercise of any remedies after a default hereunder or under this Agreement against the Issuer or the Collateral Manager or against any obligor under an Assigned Interest or the preservation or perfection of its security interest granted under this Agreement or in connection with the sale of an Assigned Interest, whether to itself, an affiliate or a third party), which appointment as attorney-in-fact is irrevocable until this Agreement has been terminated; provided, however, that Merrill Lynch shall only take such actions and execute such instruments in the event that a Collateral Event or a Collateral Manager Event has occurred and is continuing.

    Role of Agent.

    Merrill Lynch may designate one or more of its Affiliates to act hereunder solely in its capacity as agent (the "Agent") (and not as principal or guarantor) for Merrill Lynch in connection with the Assigned Loan Interests and the related Underlying Instruments, Participations and Call Options (collectively, the "Loan-Related Transactions"), and such Agent shall have no responsibility or liability to the Issuer, the Collateral Manager, or Merrill Lynch arising from any failure by any of them to pay or perform any obligation hereunder. Each of the Issuer, the Collateral Manager, and Merrill Lynch acknowledges the foregoing and agrees that it will proceed solely against the others (and not against the Agent) to collect or recover any funds or securities owing to it in connection with or arising from the Loan-Related Transactions. Any such Agent shall not be deemed to have endorsed or guaranteed the Loan-Related Transactions and shall have no responsibility or liability to the Issuer, the Collateral Manager, or Merrill Lynch except for gross negligence or willful misconduct in the performance of its duties as Agent. Nothing in the foregoing paragraph of this Section 23 shall otherwise relieve Merrill Lynch of any duty, liability or obligation it may have under this agreement by virtue of such Agent having been so designated.

    All notices, communications, demands or deliveries of funds or securities hereunder among the Issuer, the Collateral Manager, and Merrill Lynch shall be effected through Merrill Lynch, Pierce, Fenner & Smith Incorporated at the address set forth above.

    [Reserved].

    Limited Recourse.

    The obligations of the Issuer pursuant hereto are limited to the extent of the assets of the Issuer, and once such assets have been exhausted any obligations of the Issuer in excess thereof shall be extinguished. This paragraph 25 shall survive the termination of this Agreement.

    Counterpart Execution.

    This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding on the parties hereto. Transmission by telecopier of an executed counterpart of this Agreement or any Schedule shall be deemed to constitute due and sufficient delivery of such counterpart or Schedule, provided that the party so delivering such counterpart or Schedule shall, promptly after such delivery, deliver the original of such counterpart or Schedule to the other party hereto.

    Governing Law.

    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

    Jurisdiction.

      Merrill Lynch, the Collateral Manager and the Issuer each hereby irrevocably consents to the non-exclusive personal jurisdiction of the courts of the State of New York and of the United States of America sitting in the Borough of Manhattan in the Southern District of New York, in any action to enforce, interpret or construe any provision of this Agreement or of any other agreement or document delivered in connection with this Agreement. Each party further irrevocably agrees that any action to enforce, interpret or construe any provision of this Agreement will be brought only in either of those courts and not in any other court.

      The Issuer hereby irrevocably appoints Corporation Services Company as its process agent to receive, for it and on its behalf, service of process in any proceedings. If for any reason Corporation Services Company is unable to act as such process agent, the Issuer shall within 30 days appoint a substitute process agent located in the State of New York and shall give notice of such appointment to Merrill Lynch and the Collateral Manager. The Issuer irrevocably consents to service of process given in the manner provided herein for delivery of notices. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

    Captions.

    The captions and headings hereunder are for convenience only and shall not affect the interpretations or construction of this Agreement.

    Waiver of Jury Trial.

    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    Defined Terms.

    Capitalized terms used but not defined herein shall have the meanings set forth in Exhibit A attached hereto.

    [Reserved].

    Escrow Agreement.

      Notwithstanding any provision herein to the contrary, the Issuer may satisfy any obligation to pay or deliver any Distribution to Merrill Lynch by paying or distributing, or causing to be paid or distributed, such Distribution to the Escrow Agent pursuant to the Escrow Agreement. Thereafter such Distribution shall be paid or delivered to Merrill Lynch in accordance with the Escrow Agreement.

      Merrill Lynch and the Issuer acknowledge and agree that (i) Merrill Lynch may direct the Escrow Agent to disburse from the Escrow Account to Merrill Lynch any Distributions of principal of the Loans pursuant to this Agreement at any time during the applicable Carry Period, (ii) on any Monthly Settlement Date, the Escrow Agent will make disbursements of amounts on deposit in the Escrow Account in accordance with Section 3(d), and (iii) once Merrill Lynch receives such disbursements in full from the Escrow Agent, the Issuer will be deemed to have satisfied the related payment obligations to Merrill Lynch under this Agreement.

    (c) Amounts on deposit in the Escrow Account may be invested in Permitted Investments.

    [Reserved].

    Confidentiality.

    The confidentiality provisions contained in Section 9 of the Engagement Letter shall apply mutatis mutandis in this Agreement.

    Deposits.

    The Collateral Manager hereby agrees to transfer to the Issuer and the Issuer hereby agrees to transfer to the Escrow Agent (acting in its capacity as escrow agent on behalf of Merrill Lynch) from time to time cash deposits to secure its obligations to Merrill Lynch hereunder in the amounts set forth below (collectively, the "Deposits"):

      The Collateral Manager hereby agrees to transfer to the Issuer and the Issuer hereby agrees to transfer to the Escrow Agent (acting in its capacity as escrow agent on behalf of Merrill Lynch) an amount in cash equal to U.S.$10,000,000 prior to the first acquisition of any Collateral Obligations (the "Initial Deposit") and such additional amounts from time to time as necessary to maintain in the Collateral Account an amount (the "Required Deposit Amount") equal to the greater of (i) the Initial Deposit and (ii) 20% of the aggregate Hedge Adjusted Purchase Price of all Loans. In the event that any Excess Deposits exist (which are not payable to Merrill Lynch pursuant to Section 7) and for so long as no Collateral Event or Collateral Manager Event has occurred and is continuing or would result therefrom, the Escrow Agent upon request by the Collateral Manager shall, with prior written notice to Merrill Lynch, release such Excess Deposits to the Issuer or the Collateral Manager, as applicable.

      The Escrow Agent shall hold the Deposits in an interest bearing account at the Escrow Agent (the "Collateral Account"). Amounts on deposit in the Collateral Account may be invested in Permitted Investments. The Deposits shall be subject to the security interest created by Section 9 and shall be applied as indicated in Section 38.

    [Reserved].

    Set-Off.

      The full amount of the Deposits (or any portion thereof) may be applied by Merrill Lynch (i) in accordance with Section 7 or (ii) in satisfaction of any other amount payable by the Collateral Manager hereunder.

      Merrill Lynch may apply any remaining portion of the Deposits to the purchase of any security to be issued by the Issuer and which the Collateral Manager has committed to purchase under the Engagement Letter.

      Upon the completion of the sale or liquidation of all Assigned Interests and Participations pursuant to Section 7 following the Termination Date, Merrill Lynch shall deliver to the Collateral Manager an amount, in immediately available funds, equal to the portion of the Deposits not applied pursuant hereto and following such delivery Merrill Lynch shall have no further obligation to deliver amounts in respect of the Deposits to the Collateral Manager.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first above stated.

MCG COMMERCIAL LOAN TRUST 2005-2

By: /s/ Michael R. McDonnell
Name: Michael R. McDonnell
Title: Chief Financial Officer

MERRILL LYNCH CAPITAL CORP.

By: /s/ Steve Kuppenheimer
Name: Steve Kuppenheimer
Title:

MCG CAPITAL CORPORATION

By: /s/ Michael R. McDonnell
Name: Michael R. McDonnell
Title: Chief Financial Officer

SCHEDULE TO THE CREDIT AND WAREHOUSE AGREEMENT DATED AS OF JUNE 9, 2005, AMONG MERRILL LYNCH CAPITAL CORP., MCG COMMERCIAL LOAN TRUST 2005-2 AND MCG CAPITAL CORPORATION.

Item

  Underlying Instrument (include identity of borrower):

  Assignment Agreement or Trade Date, Settlement Date and Counterparty:

  Description of Assigned Interest (include outstanding principal amount):

  Purchase Price for Participation (as a percent of the outstanding principal amount of the related Assigned Interest):

  Payment Date for Participation:

  Effective Date:

Initials/Date _____ __________, for [_________] [_______]

Initials/Date _____ __________, for [___________________]

Exhibit A

Definitions

The following terms have the respective meanings set forth below for all purposes of the Agreement:

"Adjusted Purchase Price" means, with respect to a Participation, as of any date of determination, a price equal to (a) the Purchase Price of such Participation minus (b) the aggregate amount of all payments of principal received as Distributions by Merrill Lynch on or prior to such date of determination in respect of such Participation pursuant to Section 3 or Section 33(b), as adjusted pursuant to Section 1(d) hereof.

"Affiliate" means, in relation to any specified Person, (a) any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person or (b) any other Person who is a director, officer, member or partner of (i) such Person or (ii) any such other Person described in clause (a) above; provided that no other special purpose company to which an administrator of the Issuer provides directors and acts as share trustee shall be an Affiliate of the Issuer. For the purposes of this definition, "control" of a Person means the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding the foregoing, with respect to the Collateral Manager and/or the Issuer, the term "Affiliate" shall not include any company or business that is a portfolio company of the Collateral Manager.

"Aggregate Distribution" means, as of any date of determination, all Distributions (other than principal payments but including the aggregate net amount of all scheduled settlement payments received on or prior to such date of determination by Merrill Lynch under any Pre-Pricing Hedge) received in the Escrow Account pursuant to Section 3(a) which, as of such date, have not been previously distributed pursuant to Section 3(d); provided that, for the avoidance of doubt, the foregoing shall include (i) all cash payments made with respect to PIK Obligations and (ii) amounts described in clause (iv) of the definition of "Hedge Adjusted Purchase Price", in each case, which have been received in the Escrow Account pursuant to Section 3(a) which, as of such date, have not been previously distributed pursuant to Section 3(d).

"Available Facility Amount" means, on any date of determination, an amount equal to (i) the Facility Amount minus (ii) the sum of the Hedge Adjusted Purchase Price for each Participation outstanding under this Agreement, on such date.

"Bankruptcy Law" means Title 11 of the United States Code (11 U.S.C. Sections 101 et seq.), as amended, any successor statute thereto, any similar statute enacted under the laws of any state of the United States, and/or any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or of any other relevant jurisdiction.

"Breakage Fee" means an amount equal to the product of (a) 0.40% and (b) the Target Collateral Balance.

"Bridge Loan" means any loan that is incurred in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a Person, restructuring or similar transaction, which debt obligation by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings or asset sales (other than any additional borrowing or refinancing if one or more financial institutions or other lenders will have provided the Obligor with a binding commitment to provide the same).

"Business Day" means any day (a) that is a trading day on the New York Stock Exchange and (b) on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in Arlington, VA, New York City and London.

"Carry Period" means, with respect to any Participation, the period commencing on (and including) the settlement date on which Merrill Lynch purchases such Participation and ending on (and excluding) (a) if such Participation is sold to the Issuer on the Closing Date, the Closing Date and (b) otherwise, the occurrence of any Realization Event with respect to such Participation.

"Closing Date" means the date on which the Issuer issues the Notes.

"Collateral Event" means, as of any date of determination, the sum of the Collateral Value Decrease and the aggregate Net Loss shall exceed 50% of the Required Deposit Amount.

"Collateral Manager Event" means the occurrence of any of the following:

      the Collateral Manager shall fail to perform any of its obligations under, or shall breach any provision of, this Agreement or the Engagement Letter, and such failure is not cured within 10 Business Days after (i) the date on which any executive officer of the Collateral Manager obtains actual knowledge thereof or (ii) the date that written notice thereof is given to the Collateral Manager by Merrill Lynch, and such failure shall have a Material Adverse Effect;

      the Collateral Manager unilaterally refuses to proceed with the Transaction prior to the Termination Date;

      any representation or warranty made or deemed made by or on behalf of the Collateral Manager in or pursuant to this Agreement or the Engagement Letter, or in any certificate or other document furnished pursuant hereto or thereto, shall prove to have been incorrect in any material respect when made or deemed made, and such incorrectness is not cured within 10 Business Days after (i) the date on which any executive officer of the Collateral Manager obtains actual knowledge thereof or (ii) the date that written notice thereof is given to the Collateral Manager by Merrill Lynch, and such failure shall have a Material Adverse Effect;

      (i) (A) a court of competent jurisdiction shall find that an act (or facts pertaining to an act occurring prior to the date hereof coming to light on or after the date hereof) by the Collateral Manager constitutes fraud, misappropriation or embezzlement; or (B) the Collateral Manager is adjudged liable in a civil suit for or convicted of a violation of any United States Federal securities law or any rules or regulations thereunder and in the case of clauses (A) or (B) such occurrence shall have a Material Adverse Effect or (ii) (A) the occurrence of an act (or facts pertaining to an act occurring prior to the date hereof coming to light on or after the date hereof) by any member of the Collateral Manager's investment committee that constitutes fraud, misappropriation, embezzlement or other intentional misconduct; or (B) any director, officer or management level employee of the Collateral Manager or any member of the Collateral Manager's investment committee is convicted of a felony related to its activities in any securities, financial advisory or other investment business; or (C) any member of the Collateral Manager's investment committee is indicted for, adjudged liable in a civil suit for or convicted of a violation of any United States Federal securities law or any rules or regulations thereunder and in the case of clauses (A), (B) or (C) such occurrence shall have a Material Adverse Effect;

      the Collateral Manager shall seek to terminate (or shall disaffirm, disclaim, repudiate or reject, in whole or in part, or shall challenge the validity of, any of its obligations under) this Agreement or the Engagement Letter (other than any termination hereof or thereof effected or to be effected with the consent of each other party or pursuant to this Agreement or the Engagement Letter) and such action is not cured within 10 Business Days after (i) the date on which the Collateral Manager obtains actual knowledge thereof or (ii) the date that written notice thereof is given to the Collateral Manager by Merrill Lynch;

      the occurrence after the date hereof of a material adverse change in the business, operations or financial condition of the Collateral Manager; or

      the Collateral Manager becomes the subject of an Insolvency Event.

      "Collateral Value Decrease" means, as of any date of determination with respect to the Assigned Interests held by the Issuer on such date, the amount, if any, by which the Hedge Adjusted Purchase Price for the related Participations exceeds the Market Value of such Assigned Interests and any Qualifying Contributed Loans (such Market Value to be determined in accordance with clause (2) of the definition of "Market Value")

      "Credit Risk Obligation" means any Assigned Interest that, in the sole judgment of the Collateral Manager (of if a Collateral Event or a Collateral Manager Event shall have occurred and is continuing, Merrill Lynch), has a material risk of declining in credit quality, becoming a Defaulted Obligation or becoming an Ineligible Obligation.

      "Defaulted Obligation" means, any Assigned Interest as to which (a) there has occurred a default as to the payment of principal and/or interest (after giving effect to any notice requirement or grace period) with respect to such Assigned Interest, (b) there has occurred a default with respect to such Assigned Interest that the Collateral Manager (of if a Collateral Event or a Collateral Manager Event shall have occurred and is continuing, Merrill Lynch) reasonably believes or has a reasonable basis to believe will likely result in a default within the immediately succeeding 30 days as to the payment of principal and/or interest on such Assigned Interest, (c) there has occurred a default as to the payment of principal and/or interest on any other material obligation of the Underlying Obligor of such Assigned Interest (after giving effect to any notice requirement or grace period), (d) an Insolvency Event has occurred with respect to the Underlying Obligor of such Assigned Interest, (e) there has been proposed or effected any distressed exchange or other debt package of securities or obligations that either (i) amounts to a diminished financial obligation or (ii) has the sole purpose of enabling the Underlying Obligor with respect to such Assigned Interest to avoid a default, or (f) if it is in the form of a beneficial ownership interest in a trust, the issuer has insufficient funds, applied in the order of priority specified in the related Underlying Instrument, available to pay on any date scheduled for payment thereof a distribution equal to the full amount of interest at the rate specified in such Underlying Instrument on the principal or notional balance of such Assigned Interest for the accrual period specified therein (without regard to whether such failure to pay constitutes a default or event of default under such Underlying Instrument); provided that, with respect to a default referred to in clause (a) (b) or (c) above, the related Assigned Interest will only constitute a "Defaulted Obligation" for so long as such default has not been cured or waived.

      "Delayed Drawdown Obligation" means any security that requires the purchaser thereof to make one or more future advances to the borrower under the instrument or agreement pursuant to which such security was issued or created which does not permit, during any period on or after the date on which the Issuer acquires such Assigned Interest, the re-borrowing of any amount previously repaid.

      "DIP Loan" means any interest in a loan or financing facility that is acquired directly by way of assignment which is an obligation of a debtor-in-possession as described in Section 1107 of the Bankruptcy Law or a trustee (if appointment of such trustee has been ordered pursuant to Section 1104 of the Bankruptcy Law) organized under the laws of the United States or any State therein; provided that such loan or financing facility (i) is secured by liens on the assets of the debtor-in-possession and (ii) has a public or private rating by both Moody's and S&P.

      "Eligibility Criteria" means, with respect to an Assigned Interest, that the following criteria are satisfied with respect to such Assigned Interest or with respect to the portfolio of Assigned Interests held by the Issuer after the acquisition of such Assigned Interest by the Issuer, as applicable:

          the Assigned Interest is a U.S. Dollar Denominated, and is either a Senior Secured Loan, a Second Lien Loan or an Unsecured Loan; provided that (i) the principal amount of the Assigned Interests held by the Issuer constituting Second Lien Loans and Unsecured Loans does not in the aggregate exceed 50% of the Target Collateral Balance and (ii) the principal amount of the Assigned Interests held by the Issuer constituting Unsecured Loans does not (a) on or prior to September 30, 2005, exceed 0% of the Target Collateral Balance and (b) after September 30, 2005, exceed 15% of the Target Collateral Balance;

          the principal amount of the Assigned Interests held by the Issuer that are issued by, or that constitute the obligations of, any single Underlying Obligor does not exceed 5% of the Target Collateral Balance, except that one Underlying Obligor may constitute up to 7% of the Target Collateral Balance and three additional Underlying Obligors may constitute up to 6% of the Target Collateral Balance;

          none of the Assigned Interests were acquired by way of participation or subparticipation from a selling institution;

          the principal amount of the Assigned Interests in Fixed Rate Loans held by the Issuer does not exceed 30% of the Target Collateral Balance;

          the principal amount of the Assigned Interests held by the Issuer that provide for conversion into equity securities, solely at the option of the holder thereof, does not exceed 5% of the Target Collateral Balance; provided that (i) no Assigned Interest shall be mandatorily convertible or convertible at the option of the issuer thereof into an equity security and (ii) the aggregate value of all such conversion options, as determined in the business judgment of the Collateral Manager (for each option, as of the date of original acquisition thereof), is less than 5% of the Target Collateral Balance;

          the principal amount of the Assigned Interests held by the Issuer that are Revolving Credit Facilities or Delayed Drawdown Obligations does not exceed 15% of the Target Collateral Balance;

          the Assigned Interest is not a Structured Finance Obligation or Bridge Loan;

          the principal amount of the Assigned Interests held by the Issuer that are DIP Loans does not exceed 10% of the Target Collateral Balance;

          the principal amount of the Assigned Interests held by the Issuer that do not pay interest on at least a quarterly basis does not exceed 20% of the Target Collateral Balance and all Assigned Interests pay interest at least semi-annually;

          the principal amount of the Assigned Interests held by the Issuer that are PIK Obligations does not exceed 10% of the Target Collateral balance;

          the principal amount of the Assigned Interests held by the Issuer for which the Underlying Obligors are classified in any single Moody's industry classification group does not exceed 20% of the Target Collateral Balance; and

          the principal amount of the Assigned Interests held by the Issuer for which the Underlying Obligors are classified in any single S&P industry classification group does not exceed 20% of the Target Collateral Balance.

      "Engagement Letter" means the agreement, dated June 9, 2005 between the Collateral Manager and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      "Escrow Account" means the interest bearing trust account established by the Issuer and Merrill Lynch pursuant to Section 1 of the Escrow Agreement.

      "Escrow Agent" means Wells Fargo Bank, National Association.

      "Escrow Agreement" means the Escrow Agreement to be entered into by and among the Issuer, the Escrow Agent, and Merrill Lynch.

      "Excess Deposit" means, as of any date of determination, the excess of the Deposits in the Collateral Account over the Required Deposit Amount; provided, that such excess shall not constitute "Excess Deposit" once it is released by the Escrow Agent pursuant to Section 36.

      "Facility Amount" means the lesser of (a) five multiplied by the current value of the Deposits, and (b) $250,000,000.

      "Financing Cost" means, with respect to any Participation, the sum of (x) an amount obtained by (a) calculating for each day during the Carry Period for such Participation the product of (i) the Adjusted Purchase Price in respect of such Participation on such day multiplied by (ii) LIBOR applicable on such day plus 0.75% multiplied by (iii) 1/360 and (b) summing the products obtained pursuant to the foregoing clause (a) plus (y) any Administrative Fees paid by Merrill Lynch hereunder.

      "Hedge Adjusted Purchase Price" means on any date with respect to any Participation, a price equal to (i) the Adjusted Purchase Price of such Participation on such date plus (ii) any Pre-Pricing Hedge Termination Payment with respect to such Participation minus (iii) any Pre-Pricing Hedge Termination Receipt with respect to such Participation plus (iv) the interest accrued but unpaid on the Assigned Interest relating to such Participation.

      "Ineligible Loan" means any Assigned Interest that:

      does not satisfy on the date on which such Assigned Interest was purchased by Merrill Lynch hereunder, or on any date thereafter on or prior to the Closing Date, the Eligibility Criteria; or

      fails to conform to the investment criteria established by any of the Rating Agencies, including by reason of any change in the investment criteria established by any of the Rating Agencies.

      "Insolvency Event" means, with respect to any Person, such Person (1) shall be dissolved or liquidated; (2) shall become insolvent or unable to pay its debts as they become due; (3) shall make a general assignment, arrangement or composition with or for the benefit of its creditors; (4) shall institute or have instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (5) shall have a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) shall seek or become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its property; (7) shall have a secured party take possession of all or substantially all its property or have a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its property and such secured party shall maintain possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 60 days thereafter; (8) shall cause or become subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

      "LIBOR" means, for each LIBOR Period, the offered rate, as determined by Merrill Lynch, for dollar deposits in the London interbank market of one month that appears on Telerate Page 3750 (or such other page as may replace such Telerate Page 3750 for the purpose of displaying comparable rates) as of 11:00 a.m. (New York time) on the date two LIBOR Banking Days prior to the first day of such LIBOR Period.

      "LIBOR Banking Day" means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York and London.

      "LIBOR Period" means (a) the period from and including the date hereof to but excluding the three-month anniversary of the date hereof and (b) each period thereafter from but excluding the last day of the immediately preceding LIBOR Period to but excluding the three-month anniversary of the first day of the current LIBOR Period.

      "Loan" means a Senior Secured Loan, a Second Lien Loan or an Unsecured Loan; but excluding in each case any Retained Interest.

      "Market Value" means,

      (1) in respect of any Realization Event and an Assigned Interest, an amount equal to either:

      if an actual sale or liquidation of such Assigned Interest by Merrill Lynch or by the Collateral Manager (on behalf of the Issuer) under Section 7(d) has occurred at the time the Market Value is determined, the net proceeds (after deducting all reasonable and customary costs, fees and expenses incurred in connection therewith) received by Merrill Lynch or the Issuer, as applicable, from a sale of such Assigned Interest to any Person (i) in the case of a sale or liquidation by Merrill Lynch, other than Merrill Lynch or any of its Affiliates, or (ii) in the case of a sale or liquidation by the Collateral Manager, other than the Collateral Manager or any of its Affiliates, or otherwise (including, in cases where Merrill Lynch retains such Assigned Interest for its own account), the arithmetic average of at least two bids obtained by or on behalf of Merrill Lynch from recognized dealers in loans or securities dealers, as applicable, in the relevant market (other than Merrill Lynch or any of its Affiliates) to purchase such Assigned Interest (inclusive of accrued interest, but after deducting all reasonable and customary costs, fees and expenses that Merrill Lynch estimates in good faith would be incurred in connection with any actual sale of such Assigned Interest by Merrill Lynch).

Any determination of the Market Value of an Assigned Interest (including by reference to any cost, fee or expense that would be incurred in consideration of a sale thereof) made by or on behalf of Merrill Lynch in the manner described above shall be made in good faith and on a commercially reasonable basis and, if so made, shall be conclusive in the absence of manifest error.

(2) for purposes of calculating the "Collateral Value Decrease" and with respect to an Assigned Interest, an amount equal to the Purchase Price of such Assigned Interest; provided, that if Merrill Lynch determines at any time that a downward adjustment of the market value of such Assigned Interest may be required, Merrill Lynch shall advise and consult with the Collateral Manager regarding such determination, and, in connection with such determination by Merrill Lynch, the Collateral Manager shall have the option to purchase such Assigned Interest at its Hedge Adjusted Purchase Price within 20 Business Days of being advised of such determination. In the event that the Collateral Manager fails to purchase such Assigned Interest within such 20 Business Day period, the "Market Value" of such Assigned Interest shall mean an amount equal to the market value as so determined by Merrill Lynch in good faith and on a commercially reasonable basis.

"Material Adverse Effect" means (a) with respect to the Issuer and the Collateral Manager, a material adverse change in the financial condition, business, assets or operations of the Issuer, the Collateral Manager, as the case may be, that materially adversely affects the ability of the Issuer or the Collateral Manager to perform its respective duties or its obligations hereunder, under the Engagement Letter or in connection with the transaction in which the Notes are proposed to be issued, and (B) a material adverse effect on the marketability of the Notes or on the economic terms of the transaction in which the Notes are proposed to be issued, the Loans or the Transaction, in each case, as determined in good faith and on a commercially reasonable basis by Merrill Lynch.

"Merrill Lynch Percentage" means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is equal to the aggregate Adjusted Purchase Price of all Assigned Interests owned by the Issuer as of such date, and the denominator of which is equal to the aggregate outstanding principal amount of all such Assigned Interests as of such date.

"Monthly Settlement Date": means (a) the 18th day of each calendar month (or, if such 18th day is not a Business Day, the next Business Day) during the period commencing on the date of this Agreement and ending on the Closing Date and (b) upon five Business Days prior written notice to Merrill Lynch, such other days (not to exceed an aggregate of two days inclusive of the date set forth in clause (a) of this definition during any calendar month) selected by the Collateral Manager provided that no Collateral Event or Collateral Manager Event has occurred and is continuing.

"Moody's" means Moody's Investors Service, Inc. or any successor thereto.

"Moody's Rating" shall be the rating determined by Merrill Lynch in accordance with the applicable methodology specified by Moody's from time to time.

"Net Gain" means the excess, if any, of (a) the sum of (i) the aggregate amount of the Realized Gains in respect of all Assigned Interests plus (ii) the aggregate amount of the Portfolio Hedge Termination Receipts in respect of all Assigned Interests over (b) the sum of (i) the aggregate amount of the Realized Losses in respect of all Assigned Interests plus (ii) the aggregate amount of the Portfolio Hedge Termination Payments in respect of all Assigned Interests.

"Net Loss" means the excess, if any, of (a) the sum of (i) the aggregate amount of the Realized Losses in respect of all Assigned Interests plus (ii) the aggregate amount of the Portfolio Hedge Termination Payments in respect of all Assigned Interests over (b) the sum of (i) the aggregate amount of the Realized Gains in respect of all Assigned Interests plus (ii) the aggregate amount of the Portfolio Hedge Termination Receipts in respect of all Assigned Interests plus (iii) the amount of any Excess Deposit.

"Permitted Investments" means negotiable instruments or securities represented by instruments in bearer or registered or in book entry form which evidence (i) obligations the full and timely payment of which is to be made by or is fully guaranteed by the United States of America; (ii) demand deposits, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or State banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1 and from Moody's of P-1, in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's not lower than AA or from Moody's not lower than Aa2, in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1 and from Moody's of P-1; (iv) demand deposits or time deposits which are fully insured by the Federal Deposit Insurance Corporation; (v) bankers' acceptances issued by any depositary institution or trust company described in clause (ii) above; (vi) investments in money market funds rated AAm or AAmG by Standard & Poor's or otherwise approved in writing by Standard & Poor's and otherwise approved in writing by Moody's; (vii) Eurodollar time deposits having a credit rating from Standard & Poor's of A-1 and from Moody's of P-1; (viii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vii) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of A-1 by Standard & Poor's and P-1 by Moody's.

"Person" means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

"PIK Obligations" means any loan that, pursuant to the terms of the related Underlying Instruments, permits the payment of interest thereon to be deferred or deferred and capitalized as additional principal thereof or that issues identical securities in place of payments of interest in cash; provided, however, that any such loan that has a cash coupon of at least LIBOR + 2.00% (in case of floating rate Loans) or 5.0% (in case of Fixed Rate Loans) shall not constitute a PIK Obligation for purposes of this Agreement.

"Portfolio Hedge Termination Payment" means the amount, if positive, equal to (a) the amount of the payment required to be paid by Merrill Lynch upon the early termination or liquidation of the Portfolio Hedge minus (b) any amounts included in the calculation of the amount specified in clause (a) of this definition owing by Merrill Lynch that have accrued under the Portfolio Hedge prior to but excluding the date of the early termination or liquidation of the Portfolio Hedge but not yet been paid plus (c) any amounts included in the calculation of the amount specified in clause (a) of this definition owing to Merrill Lynch that have accrued (but not yet been paid) under the Portfolio Hedge prior to but excluding the date of the early termination or liquidation of the Portfolio Hedge; and otherwise, zero.

"Portfolio Hedge Termination Receipt" means the amount, if positive, equal to (a) the amount of the payment required to be paid to Merrill Lynch upon the early termination or liquidation of the Portfolio Hedge plus (b) any amounts included in the calculation of the amount specified in clause (a) of this definition owing by Merrill Lynch that have accrued under the Portfolio Hedge prior to but excluding the date of the early termination or liquidation of the Portfolio Hedge (but not yet been paid) minus (c) any amounts included in the calculation of the amount specified in clause (a) of this definition owing to Merrill Lynch that have accrued (but not yet been paid) under the Portfolio Hedge prior to but excluding the date of the early termination or liquidation of the Portfolio Hedge; and otherwise, zero.

"Pre-Pricing Hedge Termination Payment" means the amount, if positive, equal to (a) the amount of the payment required to be paid by Merrill Lynch upon the early termination or liquidation of the Pre-Pricing Hedge related to the applicable Participation minus (b) any amounts included in the calculation of the amount specified in clause (a) of this definition owing by Merrill Lynch that have accrued under the related Pre-Pricing Hedge prior to but excluding the date of the early termination or liquidation of the Pre-Pricing Hedge related to the applicable Participation but not yet been paid plus (c) any amounts included in the calculation of the amount specified in clause (a) of this definition owing to Merrill Lynch that have accrued (but not yet been paid) under the related Pre-Pricing Hedge prior to but excluding the date of the early termination or liquidation of the Pre-Pricing Hedge related to the applicable Participation; and otherwise, in each case, calculated as of the earlier of (i) the Portfolio Hedge Price Date and (ii) the effective date of any sale or other liquidation of the Assigned Interest relating thereto following the occurrence of a Realization Event with respect to such Assigned Interest; and otherwise, zero.

"Pre-Pricing Hedge Termination Receipt" means the amount, if positive, equal to (a) the amount of the payment required to be paid to Merrill Lynch upon the early termination or liquidation of the Pre-Pricing Hedge related to the applicable Participation plus (b) any amounts included in the calculation of the amount specified in clause (a) of this definition owing by Merrill Lynch that have accrued under the related Pre-Pricing Hedge prior to but excluding the date of the early termination or liquidation of the Pre-Pricing Hedge related to the applicable Participation but not yet been paid minus (c) any amounts included in the calculation of the amount specified in clause (a) of this definition owing to Merrill Lynch that have accrued (but not yet been paid) under the related Pre-Pricing Hedge prior to but excluding the date of the early termination or liquidation of the Pre-Pricing Hedge related to the applicable Participation, in each case, calculated as of the earlier of (i) the Portfolio Hedge Price Date and (ii) the effective date of any sale or other liquidation of the Assigned Interest relating thereto following the occurrence of a Realization Event with respect to such Assigned Interest; and otherwise, zero.

"Pricing Date" means the date on which the Notes are priced by the Affiliate of Merrill Lynch acting as the placement agent for the Notes.

"Qualifying Contributed Loans" means all Loans contributed by the Collateral Manager to the Issuer and which (i) satisfy all of the terms and conditions applicable to a purchase of such Loans by the Issuer hereunder including, without limitation, the Eligibility Criteria and any other applicable criteria established by any of the Rating Agencies, (ii) are pledged to the Escrow Agent and become subject to the security interest of the Escrow Agent in accordance with Section 9 hereof and the Pledge, Security and Custody Agreement, and (iii) are approved in writing by Merrill Lynch in its sole discretion.

"Rating Agencies" mean the rating agencies rating the Notes.

"Realization Event" means, with respect to any Assigned Interest (i) the acquisition of such Assigned Interest by Merrill Lynch pursuant to Section 7(b) or 7(c), or (ii) the sale of such Assigned Interest pursuant to Section 7(d).

"Realized Gain" means, with respect to any Realization Event and an Assigned Interest, the amount, if any, by which the Market Value of such Assigned Interest exceeds the Hedge Adjusted Purchase Price for the applicable Participation, in each case, determined as of the date of such Realization Event.

"Realized Loss" means, with respect to any Realization Event and an Assigned Interest, the amount, if any, by which the Hedge Adjusted Purchase Price for the applicable Participation exceeds the Market Value of such Assigned Interest, in each case, determined as of the date of such Realization Event.

"Retained Interest" means, for any Loan, the following interests, rights and obligations in such Loan and under the associated Related Agreements, which are being retained by MCG Capital Corporation: (i) all of the obligations, if any, to provide additional funding with respect to such Loan, (ii) all of the rights and obligations, if any, of the agent(s) under the Related Agreements, (iii) the applicable portion of the interests, rights and obligations under the Related Agreements that relate to such portion(s) of the indebtedness that is owned by another lender or is being retained by MCG Capital Corporation, (iv) any unused, commitment or similar fees associated with the additional funding obligations that are not being transferred in accordance with clause (i) of this definition, (v) any agency or similar fees associated with the rights and obligations of the agent that are not being transferred in accordance with clause (ii) of this definition, (vi) any advisory, consulting or similar fees due from the Underlying Obligor associated with services provided by the agent that are not being transferred in accordance with clause (ii) of this definition, (vii) the right to collect from such Underlying Obligor(s) the fees and expense reimbursements associated with the preparation, negotiation, execution, perfection and documentation of such Loan, the associated collateral therefor, and any subsequent amendments, waivers, consents and restructuring thereof (which fees, for avoidance of doubt, shall not include any underwriting fees or fees serving as consideration for amendments and waivers) and (viii) any and all warrants, options, and other equity instruments issued in the name of MCG Capital Corporation or its Affiliates in connection with or relating to any Loan.

"Revolving Credit Facility" means an Assigned Interest that (a) requires the Issuer to make one or more future advances to the borrower under the instrument or agreement pursuant to which such Assigned Interest was issued or created, (b) specifies a maximum aggregate amount that can be borrowed and (c) permits, during any period on or after the date on which the Issuer acquires such Assigned Interest, the re-borrowing of any amount previously repaid.

"S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

"Second Lien Loan" means a loan that is secured by a valid second priority perfected security interest or lien in, to or on specified collateral securing the Underlying Obligor's obligations under the loan and is an extension of credit that provides for the amortization of principal or the payment of a fixed principal amount in full at maturity and a fixed term extended to an Underlying Obligor by a financial institution and that also (i) does not constitute, or is not secured by margin stock; (ii) is acquired by the Issuer by way of assignment; and (iii) by its terms is permitted to be assigned, participated or otherwise transferred to the Issuer.

"Senior Secured Loan" means any senior secured term loan that is an extension of credit that provides for the amortization of principal or the payment of a fixed principal amount in full at maturity and a fixed term extended to an Underlying Obligor by a financial institution and that also (i) does not constitute, or is not secured by margin stock; (ii) is acquired by the Issuer by way of assignment; (iii) by its terms is permitted to be assigned, participated or otherwise transferred to the Issuer; and (iv) is not a Second Lien Loan.

"Standard & Poor's Rating" shall be the rating determined by Merrill Lynch in accordance with the applicable methodology specified by S&P from time to time.

"Structured Finance Obligation" means any obligation or security the payment or repayment of which is based primarily upon the collection of payments from a specified pool of financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period, together with any rights or other assets designed to assure the servicing or timely distribution of proceeds to security holders, including, in any event, any project finance security, any asset-backed security and any future flow security.

"Target Collateral Balance" means U.S.$250,000,000; provided that the Target Collateral Balance may be increased upon the written agreement of Merrill Lynch and the Collateral Manager.

"Target Date" means September 30, 2006; provided that the Target Date may be extended by written agreement of each of Merrill Lynch and the Collateral Manager.

"Termination Date" means the earliest to occur of (a) the Target Date, (b) the Closing Date, (c) the date of any termination or expiration of the Engagement Letter, (d) upon a notice from Merrill Lynch to terminate this Agreement at any time a Collateral Manager Event (other than a Collateral Manager Event described in clause (d) of the definition of "Collateral Manager Event") has occurred and is continuing, and (e) if Merrill Lynch so determines in its sole discretion, the date on which the sum of the Collateral Value Decrease and the aggregate Net Losses exceeds 75% of the Required Deposit Amount.

"Total Financing Cost" means, as of any date of determination, the aggregate Financing Costs in respect of all Assigned Interests which are accrued and, as of such date, have not been previously paid to Merrill Lynch pursuant to Section 3(d).

"Transaction" shall have the meaning set forth in the Engagement Letter.

"Underlying Instruments" means the indenture or other agreement pursuant to which an Assigned Interest has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Assigned Interest or of which the holders of such Assigned Interest are the beneficiaries.

"Underlying Obligor" means, with respect to any Assigned Interest, any issuer or guarantor thereof or any other obligor thereon.

"Unsecured Loan" means a loan other than Senior Secured Loan or Second Lien Loan that is an extension of credit that provides for the amortization of principal or the payment of a fixed principal amount in full at maturity and a fixed term extended to an Underlying Obligor by a financial institution (including the Collateral Manager) and that also (i) does not constitute, or is not secured by margin stock; (ii) is acquired by the Issuer by way of assignment; and (iii) by its terms is permitted to be assigned, participated or otherwise transferred to the Issuer.

ANNEX I

1. Custody agreement

2. Master conveyance agreement

3. LLC operating agreements and organizational documents

4. Management agreement

5. Trust agreement

6. Joinder in intercreditor and concentration account administration agreement

7. Fee agreement

8. Certificates of good standing

9. Certificates of formation

10. Certificates of trust

11. Officer's certificates

12. Duly made and properly filed UCC financing statements

13. UCC search results

ANNEX II

1. Custody agreement

2. Master conveyance agreement

3. LLC operating agreements and organizational documents

4. Management agreement

5. Trust agreement

6. Joinder in intercreditor and concentration account administration agreement

7. Fee agreement